SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant  [ X ]

Check the appropriate box:

      [   ]   Preliminary Proxy Statement
      [ X ]   Definitive Proxy Statement
      [   ]   Definitive Additional Materials
      [   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        AMERICAN FILM TECHNOLOGIES, INC.
                      ------------------------------------
                (Name of Registrant as specified in its charter)


                                  FRED S. RUDY
                        --------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

      [ X ]  No fee required
      [   ]  $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
      [   ]  Fee computed on table below per Exchange Act
             Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:
              (2) Aggregate number of securities to which transaction applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______ (A)
              (4)   Proposed maximum aggregate value of transaction:
              (5)   Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any of the fee is offset as provided by
             Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)      Amount Previously Paid:
             (2)      Form, Schedule or Registration Statement No.:
             (3)      Filing Party:
             (4)      Date Filed:

                                 PROXY STATEMENT

                                 OF FRED S. RUDY
                         -------------------------------

                        AMERICAN FILM TECHNOLOGIES, INC.

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         SCHEDULED FOR SEPTEMBER 1, 1999
                         -------------------------------


TO THE STOCKHOLDERS OF AMERICAN FILM TECHNOLOGIES, INC.

         This Proxy Statement is being furnished to you, as a holder of the common stock, par value $.002 per share (the "Common Stock") of American Film Technologies, Inc. (the "Company"), in connection with the solicitation of proxies by stockholder Fred S. Rudy ("Rudy") for use in connection with the 1999 Annual Meeting of the Company's stockholders, which is scheduled to be held on September 1, 1999 at a location to be determined by the Company.

         Carefully review this Proxy Statement and the enclosed materials concerning the proposal submitted by Mr. Rudy to be voted upon at the Annual Meeting (the "Rudy Proposal").

         YOUR PROXY IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE VOTE FOR THE RUDY PROPOSAL BY SO MARKING, SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         You CANNOT use the Management's proxy card to vote FOR the Rudy Proposal set forth herein.

         PROXIES MUST BE on the accompanying BLUE proxy card, duly executed and mailed, and which are not revoked, will be voted at the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by you at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to Mr. Rudy's proxy solicitor, D. F. King, or by personally withdrawing, the proxy at the Annual Meeting and voting in person.

         The address and telephone number of D. F. King, to which all BLUE proxy cards should be remitted prior to the Annual Meeting is:

                          D. F. KING
                          77 WATER STREET, 20TH FLOOR
                          NEW YORK, NEW YORK 10005
                          TEL: (212) 269-5550

         This Proxy Statement and BLUE proxy card are first being sent to the stockholders of the Company on or about August 18, 1999.

         If you have any questions or have any difficulty granting proxies, you are invited to Call Fred S. Rudy at (212) 542-8209.

                               ELIGIBILITY TO VOTE

         Only stockholders of record at the close of business on July 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. According to the records of StockTrans, Inc., the Company's transfer agent, there were 111,899,753 shares of Common Stock issued and outstanding as of the close of business on the Record Date and therefore entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

         Adoption of the Rudy Proposal, concerning the election of the members constituting the Rudy Slate of Directors (as defined below), requires the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting.

         Unless otherwise stated, all shares represented by a valid un-revoked BLUE proxy card will be voted as so instructed.

         If you sign, date and return a BLUE proxy card, your shares will be voted FOR the election of the Rudy Slate of Directors (as defined below), even if no specification is made; and will be voted in the discretion of the person named therein on any other matters that may properly come before the Annual Meeting which are incident to the conduct of the Annual Meeting or which are not known a reasonable period of time prior to the Annual Meeting. Proxies may be revoked at any time provided a written revocation which clearly identifies the proxy being revoked is executed and delivered to D. F. King. A later dated proxy automatically revokes an earlier dated one. Stockholders may also revoke any proxy given by attending the Annual Meeting and voting their shares of Common Stock at the Annual Meeting.

         If a stockholder owns shares of Common Stock in the name of a brokerage firm, bank nominee or other institution, only such institution may vote the stockholder's shares of Common Stock. Accordingly, such stockholders should contact the person responsible for their respective accounts and give instructions with respect to the granting of proxies. The broker cannot vote your shares without your specific instructions.

         In accordance with Delaware law, abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor "broker non-votes" are counted as voted either for or against a proposal.

         If you have already mailed the proxy card supplied to you by the Company's management, you have every right to change your vote by signing, dating and returning the enclosed BLUE proxy card.

         Only your latest proxy will count at the Annual Meeting. You CANNOT use management's proxy card to vote for Rudy's Proposal - election of the Rudy Slate of Directors.

         IN ORDER TO VOTE FOR THE RUDY PROPOSAL - ELECTION OF THE RUDY SLATE OF DIRECTORS - YOU MUST SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD.

                        FRED S. RUDY'S PROXY SOLICITATION

         Mr. Rudy, in opposition to the Company's Board of Directors, is soliciting your proxy vote in favor of enacting the following proposal at the Annual Meeting:

         Election of the Rudy Slate of Directors to elect Messrs. Fred S. Rudy, Porter Bibb, Anthony K. Chan and John H. Hoagland (the "Rudy Slate of Directors") as Directors of the Company.

                            REASONS FOR SOLICITATION

         The purpose of the Rudy Proposal is:

            -- To elect a Board of Directors whose members are committed, subject to their fiduciary duty, to enhance stockholder value; and

            -- To infuse capital into the Company and commence operations as soon as practicable.

         Mr. Rudy believes that the Company has not taken any significant steps toward maximizing stockholder value or reversing the slide of the Company's fortunes over the last several years.

         In view of the Company's poor performance, as reflected in the decline of the market price of its Common Stock and the Company's recent de-listing from the Nasdaq Bulletin Board, Mr. Rudy believes it would be advantageous for stockholders to elect a new Board of Directors made up of the Rudy Slate of Directors to supervise the pursuit of value-enhancing strategic alternatives.

BACKGROUND

         Gerald M. Wetzler ("Wetzler") is the Company's current Chairman, President and Chief Executive Officer as well as the Company's only employee. Prior to the commencement of the litigation described below (the "Rudy Litigation"), Wetzler was the Company's only Director.

         Wetzler was appointed Chairman and CEO in October 1993, one week after the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. Since that time, despite emerging from bankruptcy in October 1995, the Company has generated no new film colorization or animation service orders and has had no business operations.

         According to the Company's most recent quarterly statement filed with the SEC, " ...To the extent outsidE financing is not obtained in the immediate future and if Mr. Wetzler determines not to continue funding the Company on a month to month basis the Company will be liquidated. In such event THE SHAREHOLDERS IN ALL LIKELIHOOD WILL RECEIVE NOTHING IN RESPECT OF THEIR STOCK."

         Although management has said it is likely the stockholders will receive virtually nothing for their stock in a liquidation, Wetzler will likely receive substantial profit as he is one of the Company's largest secured creditors. Wetzler stands to reap a windfall if the Company liquidates and sells its proprietary technology while the rest of the Company's stockholders will likely receive nothing.

         Commencing in April 1999, recognizing the Company's grave need for a capital infusion, Mr. Rudy has been attempting to negotiate a substantial investment in the Company. Mr. Rudy's objective has been to assist the Company in regaining its preeminence as a film colorization company. Mr. Rudy wants to maintain the Company's independence while establishing joint venture and distribution agreements using resources available to him and his investors. Mr. Rudy and his proposed Board of Directors have the present ability to reorganize and restructure the Company in a fashion that will benefit existing stockholders while promoting new investment in the Company. To date, Mr. Rudy's efforts have been rebuffed by the Company's management.

         On June 9, 1999, Mr. Rudy and three other stockholders filed a lawsuit against Wetzler and the Company in the Delaware Chancery Court. In this action, the plaintiffs sought, among other things, the issuance of a Temporary Restraining Order to enjoin execution of Wetzler's stock options and conversion of his debt and an Order prohibiting him from carrying out his threat to liquidate the Company. On June 14, 1999, the Defendants consented to the entry of an Order prohibiting Wetzler from (1) exercising and voting his option to purchase 30,000,000 shares of the Company stock at an exercise price of $0.01 per share until Friday, June 19, 1999, (2) converting his senior secured debt into shares of the Company stock at a conversion price of $.03 per share until Friday, June 19, 1999, and (3) taking any steps to liquidate the Company until Friday, June 19, 1999. On June 19, 1999, the Defendants consented to the continuation of the injunction by agreeing to the entry of an Order specifically prohibiting Wetzler from voting his shares, converting the debt and placing the Company in liquidation without prior approval of the Court.

         The Company has not held an annual meeting since February 1997. Consequently, the Rudy Litigation also sought to compel the Company to hold an annual meeting of stockholders to elect Directors as required by Delaware law. The Court ruled in favor of Mr. Rudy and the other plaintiffs and set September 1, 1999 as the date on which the annual meeting of stockholders to elect Directors will be held and also set July 15, 1999 as the record date for stockholders of record entitled to notice of and to vote at such meeting.

         On July 6, 1999, Defendants Wetzler and the Company moved to dismiss the Complaint. On July 13, 1999, following briefing and argument by the parties, the Court denied Wetzler's Motion to Dismiss, although the Court did dismiss Rudy for lacking standing to challenge the 1997 transactions as a derivative plaintiff.

         On August 16, 1999, the Court denied the Plaintiffs' motion for a continuation of the injunction prohibiting Wetzler from (1) exercising and voting his option to purchase 30,000,000 shares of the Company stock at an exercise price of $0.01 per share; and (2) converting his senior secured debt into shares of the Company stock at a conversion price of $.03 per share.

     Additional factors that led to the Rudy proxy solicitation include, among others:

     - The Company's failing to call an annual meeting of stockholders in over twenty-seven (27) months.

     - Permitting the number of Directors to fall below the lawful requirement of three (3). At the time the Rudy Litigation began, all elected Directors of the Company, with the exception of Wetzler, had resigned from the board. In response to the Rudy Litigation, Wetzler appointed three (3) additional Directors.

     - The new Board of Directors, despite the Company's desperate financial position, on July 8, 1999, permitted Wetzler to exercise stock options for 20,000,000 shares of stock using a cashless exercise. The Company then filed a contradictory 10-Q for the quarter ended March 31, 1999 with the SEC indicating a partial cash consideration for the exercise of Wetzler's options.

     - On or about August 2, 1999, the Company became de-listed from the Nasdaq Bulletin Board, impairing the Company's trading and liquidity in the secondary market. As of August 13, 1999, the Company's closing stock price was $0.02 per share. Subsequently, the plaintiffs amended their complaint and filed suit against Wetzler and the new Directors, challenging, among other things, the cashless exercise of Wetzler's options on July 8, 1999.

     - For the fiscal year ended June 30, 1997, the Company, with no operations, took an $8,000,000 charge in connection with the issuance of stock options to Wetzler.

     - The Company defaulted on its financial obligations and failed to pay vendors. For example, the Company was forced to vacate its facilities in San Diego and New York for non-payment of rent. Today the Company has no operational facilities, and its technology is locked in a storage locker in Southern California. While maintaining a telephone answering service in New York City, Wetzler attempts to run the Company from his suburban home.

     -      The Company failed to file its tax returns for at least two years.

         Had Mr. Rudy not brought the litigation and caused the Company to hold its annual meeting on September 1, 1999, the pattern of mismanagement would continue unabated. Through this vote, stockholders will have the ability to determine the Company's future.

                       INFORMATION CONCERNING FRED S. RUDY

         Mr. Rudy, who owns 5,000 shares of Common Stock, believes that the election of the slate of nominees proposed herein, represent the best means for the Company's stockholders to support a focused effort to improve the value of each stockholders' investment while establishing new and improved operating policies and practices for the Company.

         Mr. Rudy has not been: (i) convicted of any crime during the past ten
(10) years or (ii) been a party to any proceeding in which Mr. Rudy was a party adverse to the Company or had a material adverse interest to the Company, other than being a stockholder/plaintiff in a suit filed against the Company seeking the invalidation of the stock options of one of the Company's current Directors and the establishment of the date for the 1999 Annual Meeting. In addition, Mr. Rudy has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction (including bankruptcy proceedings) during the last five (5) years and as a result of such proceeding was or is subject to a judgment, decree of final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or states securities laws or finding any violation with respect to those laws.

         THIS SOLICITATION IS BEING MADE BY FRED S. RUDY, AND NOT ON BEHALF OF THE COMPANY'S BOARD. MR. RUDY WILL NOT RECEIVE ANY COMPENSATION OF ANY KIND FOR HIS EFFORTS.


         On August 17, 1999, Mr. Rudy gave written notice to the Company of his intention to submit the Rudy Slate of Directors for the Annual Meeting and submitted his proxy solicitation materials to the Company.

                     THE RUDY PROPOSAL - RUDY'S NOMINEES FOR
                              ELECTION AS DIRECTORS

         The Company's Bylaws currently provide that the number of Directors of the Company shall be fixed by the Board of Directors or the stockholders, but shall not be fewer than three (3) nor more than nine (9) persons.

         Each Director shall be elected to serve until a successor is elected and qualified or until the Director's earlier resignation or removal. Mr. Rudy has no reason to believe any of his nominees (the "Rudy Nominees") will be disqualified or unable or unwilling to serve if elected. If any Rudy Nominee should become unavailable for any reason, proxies may be voted for another person nominated by Mr. Rudy to fill the vacancy.

     Nominees for the Rudy Slate of Directors are:

                  FRED S. RUDY
                  PORTER BIBB
                  ANTHONY K. CHAN
                  JOHN H. HOAGLAND

Each of the Rudy Nominees has consented to serve as a Director if elected and intends to discharge his duties as Director in compliance with all applicable legal requirements under the Delaware General Corporation Law.

         AT THE ANNUAL MEETING, THE BLUE PROXY CARDS GRANTED BY THE STOCKHOLDERS WILL BE VOTED FOR THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE RUDY SLATE OF DIRECTORS LISTED BELOW, UNLESS A PROXY SPECIFIES THAT IT IS NOT TO BE VOTED IN FAVOR OF A RUDY NOMINEE.

         The following information concerning the age, principal occupation, directorship and beneficial ownership of Common Stock has been furnished by the respective Rudy Nominees:




         FRED S. RUDY, age twenty-five (25), is a Managing Director of Olympia Partners, LLC, ("Olympia") a New York based private equity investment partnership. Mr. Rudy specializes in early-stage equity investments and corporate turnarounds for public and private companies. Prior to joining Olympia in June 1998, Mr. Rudy was a Corporate Finance Consultant at Broad Capital Associates, Inc. from 1993 to 1998. Mr. Rudy attended New York University and currently resides in New York with his wife and two children. Mr. Rudy is the beneficial owner of 5,000 shares of Common Stock. Mr. Rudy has the power to vote all 5,000 shares of the Company's Common Stock.

         PORTER BIBB, age sixty-two (62), who had served as a Director of the Company previously from October 1996 through December 1996, has spent his entire business career in the media and entertainment industry. He currently serves as a Senior Advisor to Ladenburg, Thalmann & Co., an investment banking company and subsidiary of New Valley Corp., a NYSE company. Prior to Ladenburg's sale to New Valley, he was a Partner, Principal and Director of Corporate Finance of the firm, which he joined in 1984. In 1998, he founded Technology Partners, LLC, a company that specializes in new media, entertainment and Internet technology. From 1972 to 1977, Mr. Bibb was Corporate Development Director of The New York Times Company, where he was responsible for expanding the company's involvement in new media and technology. Mr. Bibb served as a Newsweek White House correspondent from 1989 to 1996 and is also a published author, screenwriter and producer of numerous documentaries. Mr. Bibb has also served as publisher for Rolling Stone Magazine from 1970 to 1971 and for US Magazine from 1972 to 1977. Mr. Bibb received his B.A. from Yale University in 1959 and also studied at the London School of Economics and the Harvard Business School. Mr. Bibb is the beneficial owner of 500,000 shares of Common Stock. Mr. Bibb has the power to vote all 500,000 shares of the Company's Common Stock.

         ANTHONY K. CHAN, age forty-four (44), has served as President, Chief Executive Officer and a Director of American Champion Entertainment (NASDAQ:
ACEI) since February 1997. Prior to that, he was the Chief Executive Officer of America's Best Karate, which was reorganized to become a wholly owned subsidiary of ACEI. His diligent efforts led the company through an IPO in July 1997. He is an international businessman, writer, martial artist, husband and father. He is a published author and has been featured in magazines, newspapers, and television. A four-time world champion, he was inducted into the Black Belt Hall of Fame in 1981. Currently, Mr. Chan also serves as an executive producer, co-creator and co-writer of the award-winning "Adventures with Kanga Roddy" series for public television.

         Mr. Chan received his MBA from the University of California at Berkeley at the age of twenty-two (22). From 1985 to 1989, Mr. Chan managed $50 million of investments in industrial production facilities in the People's Republic of China for the Eisenberg Company, an international investment and trading enterprise. Prior to that, Mr. Chan was employed by Bank of America NT & SA as an economic forecaster.

         JOHN H. HOAGLAND, age sixty-nine (69), has served as Chairman of J-Net Group, Inc., a Delaware company (the "Group"), since its founding (as J-Net Broadcasters, Inc.) in 1992 and has served as its Chairman since that time. Mr. Hoagland has led the growth of the Group to its present position as a well-established programming producer and technology resource for multimedia publishing. Under Mr. Hoagland's direction, the Group has successfully established the following divisions: (i) Ecology Cable Service, which provides weekly environmental television programming to more than one-hundred (100) cable operators throughout the United States serving nearly 11 million homes; (ii) J-Net Consultants, which provides technical and management consulting to major print and electronic publishers in the United States and Europe; and (iii) RomNet, Inc., a leading technical support company serving the Internet and CD-ROM industries. From 1983 to 1992 Mr. Hoagland served as Chairman of Monitor Television, Inc., a major producer of daily television news, and as General Manager of The Christian Science Monitor. He has served in numerous advisory roles. In 1989, he was appointed to the U.S. State Department Special Task Force on Telecommunications and Broadcasting in Eastern Europe. He has also served on the Private Sector Television Committee of the U.S. Information Agency, the Advisory Committee on International Communications of the U.S. State Department and the Board of Directors of the International Media Fund.. He received a B.A. degree from Yale University in 1951 and served for 10 years as a US naval and civilian officer in government service.

         Except as previously disclosed, none of the Rudy Nominees has been: (i) convicted of any crime during the past ten (10) years or (ii) been a party to any proceeding in which any such Rudy Nominee was a party adverse to the Company or had a material adverse interest to the Company. In addition, none of the Rudy Nominees has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction (including bankruptcy proceedings) during the last five (5) years and as a result of such proceeding was or is subject to a judgment, decree of final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or states securities laws or finding any violation with respect to those laws.

         Except for Porter Bibb, who previously served as a Director of the Company, and for each of the Rudy Nominees' respective ownership of shares of the Company's Common Stock, the Rudy Nominees have no other direct or indirect relationship with, or interest in, the Company or such business transactions other than by virtue of their respective nominations as prospective members of the Company's Board of Directors. None of the Rudy Nominees has any contract, arrangement, understanding or relationship, (legal or otherwise) with any person with respect to any securities of the Company. Each of the Rudy Nominees is in compliance with Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to the Company, having timely filed all required reports (and amendments thereto) during the most recent fiscal year.

         Neither the Immediate Families nor any of the Associates of any of the Rudy Nominees currently, or during the past two years, owns or share the power to vote or dispose of any shares of Common Stock of the Company.

         None of the Rudy Nominees, their Immediate Family, or any of their Associates has had any material interest, direct or indirect, in any transaction which the Company was or is to be a party.

         None of the Rudy Nominees have entered any business venture or are now planning to enter into a business venture, which might be considered to be materially competitive with the Company.

         None of the Rudy Nominees has been an officer, director or owner of more than 10% of the equity interest of any entity that has made or received payments or is likely to make or receive payments to the Company for property or services during the Company's last fiscal year in an amount exceeding 5% of the Company's consolidated gross revenues or 5% of such other entity's consolidated gross revenues for that period.

         None of the Rudy Nominees is a member of, or of counsel to, any law firm or director, partner, or executive officer of any investment banking firm which has been retained or has performed services for the Company at any time during the Company's last fiscal year or is likely to be so retained or to perform such services during the Company's current fiscal year.

         None of the Rudy Nominees has been a participant in any other proxy contest involving the Company or other registered corporations or partnerships within the past ten (10) years.

         None of the Rudy Nominees has any "family relationship" with any of the other nominees for Directors of the Company, or with any executive officer of the Company. "Family relationship" for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

                              DIRECTOR COMPENSATION

         None of the Rudy Nominees received any compensation from the Company during the last year.


                            EXPENSES OF SOLICITATION

         The entire cost of soliciting these proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to the Company's stockholders, will be borne by Mr. Rudy. Mr. Rudy has contracted with D. F. King, to conduct the proxy solicitation for a fee that Mr. Rudy estimates will be less than $30,000.00. Mr. Rudy has incurred costs of an estimated $15,000.00 to date on costs related to solicitation of proxies for the Annual Meeting, including associated litigation costs. The estimated total cost will be $45.000.00. Mr. Rudy is the sole bearer of the costs of soliciting proxies for the Annual Meeting.

                             ADDITIONAL INFORMATION

         Reference is made to the Management Proxy Statement, which is required to be filed with the Securities and Exchange Commission prior to the Annual Meeting. For information concerning the Common Stock, beneficial ownership of Common Stock and other information concerning the Company's management, the principal holders of the Company's Common Stock and procedures for submitting proposals for consideration at the Company's 1999 Annual Meeting, please refer to the Management's Proxy.

Dated: August 17, 1999

                                        FRED S. RUDY


                                        By: /S/ FRED S. RUDY
                                            ----------------

BLUE PROXY - 1999 ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN FILM TECHNOLOGIES, INC.

         The undersigned hereby appoints Fred S. Rudy, a proxy with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Film Technologies, Inc. to be held on September 1, 1999, and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED BY FRED S. RUDY IN OPPOSITION TO THE AMERICAN FILM TECHNOLOGIES, INC. BOARD OF DIRECTORS.

1. Election of the Rudy Slate of Directors - To elect the following individuals as Directors to hold office for a term of one year:
         Fred S. Rudy, Porter Bibb Anthony K. Chan, and John H. Hoagland.

             FOR ALL NOMINEES        WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

     ---------------------------------------------------------------------


Every properly signed proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted for Proposal 1.

The undersigned hereby acknowledges receipt of a copy of the accompanying Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                 Date:           , 1999
                                      -----------

                                 -------------------------------------
                                 (Print name of Stockholder)


                                 -------------------------------------
                                 (Print name of Stockholder)



                                 -------------------------------------
                                 Signature


                                 -------------------------------------
                                 Signature

                                 Number of Shares ________________
                                 Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.


         IF YOU HAVE ALREADY SUBMITTED A PROXY TO AMERICAN FILM TECHNOLOGIES, INC. FOR THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE TO A VOTE FOR THE FRED S. RUDY PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THIS BLUE PROXY CARD BEFORE THE ANNUAL MEETING, WHICH MUST BE DATED AFTER ANY PROXY WHICH YOU MAY HAVE SUBMITTED TO AMERICAN FILM TECHNOLOGIES, INC. ONLY YOUR LATEST DATED PROXY FRO THE ANNUAL MEETING WILL COUNT AT SUCH MEETING.